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                                                                  EXHIBIT (c)(2)

                            FORM OF SELLING AGREEMENT

This SELLING AGREEMENT ("Agreement"), dated _____________________, is by and among FARMERS NEW WORLD LIFE INSURANCE COMPANY ("Insurer"), WM FUNDS DISTRIBUTOR, INC. ("Distributor") and WM FINANCIAL SERVICES, INC., together with its duly licensed insurance affiliates indicated on the attached Annex I (the "Affiliates" and collectively, "Broker/Dealer").

Where permitted by state law, Broker/Dealer is acting as general agent hereunder and shall be responsible for the duties of broker/dealer and general agent hereunder. If state law does not permit Broker/Dealer to hold a corporate insurance license, the appropriate duly licensed insurance affiliate identified on Annex I shall act as general agent hereunder. Upon execution of Annex I, such entity or entities agree to be bound by the terms hereof as if it were included in the definition of Broker/Dealer.

1. Appointment. This Agreement is for the purpose of arranging for the distribution of certain variable life insurance contracts identified on Attachment A hereto (the "Contracts"), issued by Insurer and for which Distributor is a distributor, through sales people who are licensed agents of Insurer for insurance purposes and are associated with and registered representatives of Broker/Dealer (each, a "Subagent"). In consideration of the mutual promises and covenants contained in this Agreement, Insurer for insurance-law purposes and Distributor for securities-law purposes each appoint Broker/Dealer and, as provided in Section 3, its Subagents, to solicit and procure applications for the Contracts. This appointment is not deemed to be exclusive in any manner and only extends to those jurisdictions with respect to which Insurer has notified Broker/Dealer that the Contracts have been approved for sale and in which Insurer and Broker/Dealer are both licensed as required by prevailing regulatory requirements.

2.       Representations and Warranties.

         A. Each party hereto represents and warrants to each other party, as follows:

                  (i) It is duly organized, validly existing and in good standing under the laws of the state of its incorporation or other corresponding applicable law and has all requisite power, corporate or otherwise to carry on its business as now being conducted and to perform its obligations as contemplated by this Agreement.

                  (ii) It has all licenses, approvals, permits and authorizations of, and registrations with, all authorities and agencies, including non-governmental self-regulatory agencies, required under all federal, state, and local laws and regulations to enable it to perform its obligations as contemplated by this Agreement.

                  (iii) The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action, if applicable, and this Agreement constitutes the legal, valid and binding agreement of such party, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity.

                  (iv) It is in compliance in all material respects with all applicable federal, state and self-regulatory organization laws and regulations, including without limitation, all laws, rules and regulations listed in Exhibit 2, as it may be amended from time to time by mutual consent of the parties hereto. It shall carry out its respective obligations under this Agreement in continued compliance in all material respects with such laws, rules and regulations. The omission of a reference to law, rule or regulation in this Agreement shall not be deemed to be an acknowledgement by any party that such law, rule or regulation does not apply to any party to this Agreement.

         B. Broker/Dealer additionally represents and warrants as follows:

                  (i) It is registered as a broker and dealer under the Securities Exchange Act of 1934 (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").

                  (ii) It will comply with all applicable laws, rules and regulations of, as well as any and all directives and guidelines issued by any agency or other regulatory body with authority over Broker/Dealer or over the premises on which Broker/Dealer and its Subagents are soliciting the sale of Contracts.

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                  (iii) (a) It is duly licensed as a corporate insurance agent, where required, or (b) it has identified on Annex I hereto its Affiliates which hold such licenses and are permitted to do so under applicable laws, and in such case will comply with the terms and conditions of applicable provisions of no-action letters, including, but not limited to, Howard & Howard (sub. nom. First of America Brokerage Service, Inc.) (avail. Sept. 28, 1995), issued by the staff of the SEC with respect to the non-registration as a broker/dealer under the 1934 Act of a corporation licensed as an insurance agent and associated with a registered broker/dealer. Broker/Dealer shall notify Distributor immediately in writing if Broker/Dealer fails to comply with any such terms and conditions and shall take such measures as may be necessary and as promptly as practicable under the circumstances to cure any such non-compliance.

                  (iv) Broker/Dealer understands, acknowledges and represents that Contracts and premiums are not intended to be offered or sold in connection with any so-called "market timing" program, plan, arrangement or service of Broker/Dealer. Broker/Dealer will not knowingly solicit, offer or sell Contracts or premiums for use in any so-called "market timing" program of Broker/Dealer. Broker/Dealer agrees to provide reasonable assistance to Insurer in preventing the Contracts from being used for market timing activity.

         C. Insurer additionally represents and warrants as follows:

                  (i) A Registration Statement on Form S-6 (the "Registration Statement") for the Contracts has been filed with the Securities and Exchange Commission (the "Commission") in the form previously delivered to Broker/Dealer.

                  (ii) The Registration Statement and any further amendments or supplements thereto will, when they become effective, and the prospectus constituting part of the Registration Statement (the "Prospectus") will, at all times, conform in all material respects to the requirements of the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act"), and the rules and regulations of the Commission under such Acts, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) The Contracts have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Prospectus, will be duly and validly issued and will conform to the description of such Contracts contained in the Prospectus as in effect at time of issuance relating thereto and will comply in all material respects with applicable federal and state law.

3. Subagents. Broker/Dealer is authorized to recommend Subagents to Insurer for appointment to solicit sales of the Contracts. Broker/Dealer is solely responsible for investigating the character, work experience and background of any proposed Subagent prior to recommending appointment by Insurer. No Subagent shall act on behalf of Insurer until properly appointed by Insurer. All matters concerning the licensing of any Subagent recommended for appointment by Broker/Dealer under any applicable state insurance law shall be a matter directly between Broker/Dealer and such Subagent, and Broker/Dealer shall furnish Insurer with proof of proper licensing of such individual or other proof, reasonably acceptable to Insurer, of satisfaction by such individual of licensing requirements prior to Insurer appointing any such Subagent as an agent of Insurer. To the extent that Exhibit 1 does not include all Contracts of Insurer which are registered as securities under the Federal Securities laws, Broker/Dealer is responsible for ensuring that its Subagents, unless otherwise agreed to with Insurer in writing, do not offer to sell any other variable contracts issued by Insurer, other than the Contracts, unless a selling agreement with respect thereto has been executed by the parties and Broker/Dealer and Subagents are duly appointed therefor. Broker/Dealer is responsible for supervising the activities of its Subagents and for ensuring that Subagents are properly licensed and in compliance with all applicable federal, state and local laws and regulations and all rules and procedures of Insurer provided in writing to Broker/Dealer by Insurer. Broker/Dealer shall notify Insurer promptly, in writing, of the termination of any Subagent. Insurer reserves the right, in its reasonable discretion and subject to providing prior notice to Broker/Dealer, to refuse to appoint or renew the appointment of any proposed Subagent and to terminate any appointment with any Subagent, with or without cause, at any time. By submitting a Subagent for appointment, Broker/Dealer warrants that: (1) such Subagent is recommended for appointment;
(2) such Subagent is fully licensed under applicable laws to transact business with Insurer and is a duly registered representative of Broker/Dealer; and (3) all background investigations required by state and federal laws have been made with respect to such Subagent and that it has determined that each Subagent has the character, work experience and background necessary to qualify for appointment by Insurer.

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         4.       Sales Material.

                  A. Broker/Dealer shall not use any written, electronic or audiovisual sales material (including prepared scripts for oral presentations) in connection with the sales of the Contracts or solicitations thereof, unless such material has been provided by, or approved in writing in advance of such use by, Insurer and Distributor.

                  B. In accordance with the requirements of federal and certain state laws, Broker/Dealer shall, to the extent required by such laws, maintain complete records indicating the manner and extent of distribution of any such sales material. This material shall be made available to appropriate federal and state regulatory agencies as required by law or regulation and to Distributor and Insurer upon written request.

         5. Prospectuses. For any Contract which is a registered security, Broker/Dealer warrants that solicitation will be made by use of currently effective Prospectus for the Contract and the underlying funds; and when and as required by state law, the Statement of Additional Information for the Contract; that a copy of the Prospectus will be delivered concurrently with each sales presentation and that no statements shall be made to a client superseding or controverting or otherwise inconsistent with any statement made in the Prospectus. Insurer and Distributor shall furnish Broker/Dealer, at no cost to such party, reasonable quantities of currently effective Prospectuses and approved sales materials. Insurer has the right to recall any such Prospectuses and sales materials from use at any time by notice to Distributor and Broker/Dealer. If any such Prospectuses and/or sales materials are recalled by Insurer, Broker/Dealer must promptly cease to use such Prospectuses and/or sales materials and destroy any unused materials.

         6.       Conduct of Business.

                  A. In connection with its activities under the Agreement, Broker/Dealer will fully comply with the requirements of all applicable federal and state laws, rules and regulations of regulatory authorities (including self-regulatory organizations) having jurisdiction over the activities of Broker/Dealer, as well as any reasonable requirements contained in any compliance manual provided by Insurer.

                  B. Neither Broker/Dealer nor any Subagent shall solicit an application from, or recommend the purchase of a Contract to, an applicant without having reasonable grounds to believe, in accordance with, among other things, applicable regulations of any state insurance department, the SEC and the NASD, that such purchase is suitable for the applicant. While not limited to the following, a determination of suitability shall be based on information supplied after a reasonable inquiry concerning the applicant's insurance and investment objectives, a review of existing insurance contracts and, if applicable, the appropriateness of replacing such contract and applicant's financial situation and needs. Insurer reserves the unconditional right to reject, in whole or in part, any application or premium in its sole discretion.

                  C. Broker/Dealer has or will have established, prior to its commencement of any solicitation of sales of Contracts pursuant to the terms of this Agreement, such rules, procedures, supervisory and inspection techniques as necessary to diligently supervise the activities of its Subagents pursuant to this Agreement and to ensure compliance with the terms of this Agreement necessary to establish diligent supervision. Broker/Dealer shall be responsible for securities and insurance law training, supervision and control of its Subagents in connection with their solicitation activities with respect to the Contracts and shall supervise compliance with applicable federal and state securities laws, NASD requirements and state insurance law in connection with such solicitation activities. Broker/Dealer will observe, and will comply with, all requirements of any bank on whose premises Broker/Dealer engages in sales activities pursuant to this Agreement. Upon request by Insurer or Distributor, Broker/Dealer will furnish appropriate records as are necessary to establish diligent supervision.

                  D. Broker/Dealer will fully comply with the requirements of applicable state insurance laws and regulations and will maintain all books and records and file all reports required thereunder to be maintained or filed by a licensed insurance agent. Broker/Dealer shall comply with the terms and conditions of applicable provisions of no-action letters, including, but not limited to, Howard & Howard (sub. nom. First of America Brokerage Service, Inc.) (avail. Sept. 28, 1995), issued by the Staff of the SEC with respect to the non-registration as a broker/dealer under the 1934 Act of a corporation licensed as an insurance agent and associated with a registered broker/dealer. Broker/Dealer shall notify Distributor immediately in writing if Broker/Dealer fails to comply with any such terms and conditions and shall take such measures as may be necessary to comply with any such terms and conditions.

                  E. Broker/Dealer shall pay all expenses incurred by it in the performance of this Agreement unless otherwise specifically provided for in this Agreement or in a writing signed by Insurer and Distributor. Initial and renewal state appointment fees for Broker/Dealer and its Subagents will be paid by Insurer.

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                  F. Applications shall be taken only on preprinted application forms supplied by Insurer. The Contract forms and applications are the sole property of Insurer. No person other than Insurer has the authority to make, alter or discharge any policy, Contract application, Contract certificate, supplemental contract or form issued by Insurer. No person other than Insurer has the right to waive any provision with respect to any Contract or policy. No person other than Insurer has the authority to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Insurer.

                  G. Broker/Dealer and Subagent shall accept premiums only in the form of a check or money order made payable to Insurer. Broker/Dealer shall ensure that all checks and money orders and applications for the Contracts received by it or any Subagent are remitted promptly to Insurer, and in any event within two business days for new applications and by noon on the next business day for subsequent premium. In the event that any other premiums are sent to a Subagent or Broker/Dealer rather than to Insurer, they shall promptly remit such premiums to Insurer, and in any event by noon of the next business day after receipt. Broker/Dealer acknowledges that if any premium is held at any time by it, such premium shall be held in a fiduciary capacity on behalf of Insurer, and Broker/Dealer shall segregate such premium from its own funds and promptly remit such premium to Insurer, and in any event by noon of the next business day after receipt. All such premiums, whether by check, money order or wire, shall at all times be the property of Insurer.

                  H. Upon issuance of a Contract by Insurer, Insurer shall promptly deliver such Contract to purchasers. For purposes of this provision, "promptly" shall be deemed to mean not later than five calendar days, or such shorter period as is reasonable under the circumstances.

                  I. Unless required by a determination of suitability, during the term of this Agreement and for 5 years after termination hereof, Broker/Dealer covenants on behalf of itself and, for so long as any such Subagent remains employed by Broker/Dealer, any Subagent appointed hereunder, that they shall not solicit, induce or attempt to solicit or induce purchasers of Contracts to terminate, surrender, cancel, replace or exchange such Contract without the prior written consent of Insurer. Insurer covenants that, during the term of this Agreement and following its termination, it shall not solicit, induce or attempt to solicit or induce purchasers of Contracts to purchase any products other than the Contracts without the prior written consent of Broker/Dealer. Broker/Dealer and Insurer both acknowledge and agree that the provisions contained in this Section 6(I) may be enforced by an action for an injunction, as well as or in addition to any action for damages.

                  j. Broker/Dealer shall have no authority to advertise for or on behalf of the Distributor or Insurer without prior written approval from the Distributor and Insurer.

         7.       Commission Payments.

                  A. Broker/Dealer shall be entitled to receive from Distributor a commission based upon premiums received and accepted by Insurer for Contracts issued pursuant to this Agreement, based on the applicable rate of commission set forth in the Commission Schedule attached hereto as Exhibit 1 which is incorporated herein by reference. Insurer may, in its sole discretion, by written notice to Distributor and Broker/Dealer, amend Exhibit 1 with respect to commissions to be paid in respect of any premium payments received after receipt of such notice by Distributor and Broker/Dealer. Broker/Dealer shall be solely responsible for the payment of any commission or consideration of any kind to Subagents.

                  B. In no event shall Insurer be liable for the payment of any commissions with respect to any solicitation made, in whole or in part, by any person not appropriately licensed and, if required, appointed by Insurer prior to the commencement of such solicitation.

                  C. If a Contract is returned to Insurer pursuant to the "Free Look" provision or any other right to examine provision of the Contract, the full commission paid by Insurer will be unearned and shall be returned to Insurer upon demand or, in the absence of such demand, charged back to the recipient of the commission.

                  D. In no event shall Insurer incur obligations under this Agreement to issue any Contracts or pay any commission in connection therewith if the Contract owner is over the maximum issue age with respect to that product when the Contract application was accepted. With respect to such Contracts, the full commission paid by Insurer will be unearned and shall be returned to Insurer upon demand or, in the absence of such demand, charged back to the recipient of the commission.

                  E. With respect to any Contract that is rescinded, as determined by Insurer in its reasonable discretion (other than a rescission with respect to which a surrender charge applies), or if Insurer otherwise determines that a commission has not been earned (but such determination may not contravene any other

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provision of this Agreement), 100% of such unearned commission will be returned to Insurer upon demand or, in the absence of such demand, charged back to the recipient of the commission.

                  F. Compensation for the sale of any Contract sold pursuant to this Agreement that is renewed, changed, exchanged, replaced or otherwise converted from any other contract issued by Insurer shall be paid and/or charged back according to Insurer's guidelines and practices, a copy of which shall have been provided in writing to Distributor and Broker/Dealer.

                  G. With respect to any Contract, or group of Contracts that Insurer in its sole discretion deems to be a single case, and with respect to which at the time of application submission the initial purchase payment is greater than $1,500,000, Insurer may establish an alternate commission for such Contract or Contracts with the consent of Distributor.

                  H. A Contract issued on monthly electronic funds transfer ("EFT") billing will generate initial commission on premium applied at issue plus advanced commission on the balance of an "annualized" premium based on planned premium at issue. Upon termination of the Contract (other than by death) or change from monthly EFT to monthly direct during the first 12 months, all unearned advance commission previously paid shall be returned to the Insurer upon demand or charged back to the recipient of the commission. Commissions are not re-advanced if the Contract is reinstated to monthly EFT billing.

         8.       Indemnification.

                  A. Broker/Dealer shall indemnify, defend and hold harmless Insurer and each person who controls or is associated with Insurer within the meaning of the federal securities laws and any director, officer, corporate agent, employee, attorney and any representative thereof, from and against all losses, expenses, claims, damages and liabilities (including any costs of investigation and legal expenses and any amounts paid in settlement of any action, suit or proceeding of any claim asserted) which result from, arise out of or are based upon:

                           (i) any breach by Broker/Dealer or its Affiliates of any representation, warranty or other provision of this Agreement, including any acts or omissions of Broker/Dealer, Affiliates, Subagents and other associated persons; or

                           (ii) any violation by Broker/Dealer, any Affiliate or any Subagent of any federal or state securities law or regulation, insurance law or regulation or any rule or requirement of the NASD or any breach of an obligation owed by Broker/Dealer or Subagent to any Contract owner;

                           (iii) the use by Broker/Dealer, any Affiliate or any Subagent of any sales or promotional material which has not received specific written approval of Insurer and Distributor as provided in
         Section 4 of this Agreement, any oral or written misrepresentations or any unlawful sales practices concerning the Contracts by Broker/Dealer, any Affiliate or any Subagent;

                           (iv) Claims by Subagents or other agents or representatives of Broker/Dealer for commissions or other compensation or remuneration of any type;

                           (v) any failure on the part of Broker/Dealer, or a Subagent to submit the full premiums it receives in connection with Contracts to Insurer on a timely basis and in accordance with this Agreement, subject to applicable law; or

                           (vi) any failure on the part of Broker/Dealer or a Subagent to deliver Contracts to purchasers thereof on a timely basis and in accordance with the applicable law.

                  B. Insurer shall indemnify, defend and hold harmless Broker/Dealer and each person who controls or is associated with Broker/Dealer within the meaning of the federal securities laws and any director, officer, corporate agent, employee, attorney and any representative thereof, from and against all losses, expenses, claims, damages and liabilities (including any costs of investigation and legal expenses and any amounts paid in settlement of any action, suit or proceeding of any claim asserted) which result from, arise out of or are based upon:

                           (i) any breach by Insurer of any representation, warranty or other provision of this Agreement;

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                           (ii) any violation by Insurer of any insurance law or
         regulation;

                           (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or Statement of Additional Information or any other written sales material relating to the Contracts prepared by Insurer which is utilized by the Broker/Dealer in connection with the sale of Contracts or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein (in the case of the Registration Statement, Prospectus and Statement of Additional Information), or in the case of such other sales material, necessary to make the statements therein not misleading in light of the circumstances under which they were made; or

                           (iv) any breach of an obligation owed under the Contract by Insurer to any Contract owner.

                  C. Promptly after receipt by a party entitled to indemnification ("indemnified person") under this Section 8 of notice of the commencement of any action as to which a claim will be made against any person obligated to provide indemnification under this Section 8 ("indemnifying party"), such indemnified person shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, but failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified person otherwise than on account of this Section 8. The indemnifying party will be entitled to participate in the defense of the indemnified person but such participation will not relieve such indemnifying party of the obligation to reimburse the indemnified person for reasonable legal and other expenses incurred by such indemnified person in defending himself or itself.

                  D. The indemnification provided for in this Section 8 shall survive termination of this Agreement.

         9. Fidelity Bond. Broker/Dealer represents that all directors, officers, employees, representatives and/or Subagents who are appointed pursuant to this Agreement or who have access to funds of Insurer are and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement or any other defalcation, issued by a reputable bonding company. This bond shall be maintained at Broker/Dealer's expense. Such bond shall be at least equivalent to the minimal coverage required under the NASD's Conduct Rule 3020, endorsed to extend coverage to life insurance and annuity transactions. Broker/Dealer acknowledges that Insurer may require evidence that such coverage is in force and Broker/Dealer shall promptly give notice to Insurer of any notice of cancellation or change of coverage. Broker/Dealer assigns any proceeds received from the fidelity bond company to Insurer to the extent of Insurer's loss due to activities under this Agreement covered by the bond. If there is any deficiency, Broker/Dealer will promptly pay Insurer that amount on demand, and Broker/Dealer shall indemnify and hold harmless Insurer from any deficiency and from the cost of collection.

         10.      Termination.

                  A. Normal Termination. This Agreement shall continue for an indefinite term, subject to the termination by either party upon written notice to the other parties hereto, which shall be effective sixty (60) days following receipt thereof.

                  B. Automatic Termination for Cause. This Agreement shall automatically terminate upon: (1) a material breach of this Agreement by any party, including without limitation any failure to comply with the laws or regulations of any state or other governmental agency or body having jurisdiction over the sale of the Contracts, unless such party shall, within five business days of receipt of notice of such breach from another party to this Agreement, cure such breach to the reasonable satisfaction of each other party to this Agreement; or (2) the suspension, revocation or non-renewal of any then required insurance or securities license of Broker/Dealer or Insurer or any of their Affiliates, or the deregistration of the Broker/Dealer or its termination of membership with the NASD.

                  C. Rights and Obligations. Upon termination of this Agreement, except as otherwise provided herein, all authorizations, rights and obligations shall cease. Except to the extent prohibited by applicable law, Broker/Dealer's right to receive compensation shall continue in respect of any Contracts sold prior to the termination of this Agreement (including any additional investments under such Contracts).

         11.      General Provisions.

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                  A. Waiver. Waiver by any of the parties to promptly insist upon strict compliance with any of the obligations of any other party under this Agreement will not be deemed to constitute a waiver of the right to enforce strict compliance.

                  B. Independent Contractor. Broker/Dealer and its Subagents who are appointed as insurance agents of Insurer are independent contractors and not employees, agents or representatives of Insurer or Distributor.

                  C. Independent Assignment. No assignment of this Agreement or of commissions or other payments under this Agreement shall be valid without the prior written consent of Insurer and Distributor.

                  D. Indebtedness and Right of Setoff. Except in connection with an indemnification obligation under Section 8 of this Agreement, nothing contained herein shall be construed as giving Broker/Dealer or Subagents the right to incur any indebtedness on behalf of Insurer or Distributor. Broker-Dealer hereby authorizes Insurer and Distributor to set off liabilities of Broker-Dealer to Insurer and Distributor against any and all amounts otherwise payable to Broker-Dealer.

                  E. Notice. Each notice required by this Agreement may be given by telephone or telefax and confirmed in writing.Notices shall be delivered as follows:

                  if to Farmers or the Separate Account:
                           Farmers New World Life Insurance Company
                           3003 - 77th Avenue, S.E.
                           Mercer Island, Washington 98040
                           Attention: C. Paul Patsis, President
                           Facsimile: (206) 236-6519

                  with a copy to:
                           M. Douglas Close
                           Vice President and General Counsel
                           Farmers New World Life Insurance Company
                           4680 Wilshire Boulevard
                           Los Angeles, California 90010
                           Facsimile: (323) 964-8093
                  and
                           James P. Brennan, Sr.,
                           Senior Corporate Counsel
                           Farmers New World Life Insurance Company
                           4680 Wilshire Boulevard
                           Los Angeles, California 90010
                           Facsimile: (323) 964-8093

                  if to Distributor:
                           WM Funds Distributor, Inc.
                           12009 Foundation Place, Suite 350
                           (Mailstop: 9002FDCA)
                           Gold River, CA 95670
                           Attention: Sandra Cavanaugh
                           Facsimile: (916) 294-2488

                  with a copy to:
                           Leslie Harrison
                           Washington Mutual Legal Department
                           17901 Von Karman Ave.
                           5th Floor, 4812LGCA
                           Irvine, CA 92614
                           Facsimile (949) 833-4150

                  And if to Broker/Dealer:
                           Mary Simonson
                           WM Financial Services

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                           17875 Von Karman Ave., Suite 400
                           Irvine, CA 92614
                           Facsimile (949) 833-4386

                  F. Severability. To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed in a manner not inconsistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

                  G. Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                  H. Counterparts. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

                  I. Amendment. This Agreement, along with any Attachments, Annexes and Exhibits may be amended from time to time by mutual consent of the parties. No Amendment to this Agreement shall be effective unless in writing and signed by all the parties hereto.

                  J. Washington Law. This Agreement shall be construed in accordance with the laws of the State of Washington.

                  K. Effectiveness. This Agreement shall be effective as of the date set forth above.

                  L. Binding Effect. This Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto provided that neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

                  M. Rights, Remedies, and Obligations are Cumulative. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

                  N. Interpretation; Jurisdiction. This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provision of this Agreement.

                  O. Confidentiality. "Confidential Information" of a party shall mean all confidential or proprietary information, including trade secrets of such party and any documentation of such, the terms of this Agreement and any "non-public personal information" related to "customers" or "consumers" as those terms are defined by the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102, 113 Stat. 1138), as it may be amended from time to time (the "GLB Act"), the regulations promulgated thereunder or other applicable law. All Confidential Information relating to a party shall be held in confidence by the other party to the same extent and in at least the same manner as such party protects its own confidential or proprietary information. Neither party shall disclose, publish, release, transfer or otherwise make available Confidential Information of the other party in any form to, or for the use or benefit of, any person or entity without the other party's prior written consent. Notwithstanding the foregoing sentence, each party shall be permitted to disclose relevant aspects of the other party's Confidential Information to its officers, affiliates, agents, subcontractors and employees solely to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement and such disclosure is not prohibited by the GLB Act, the regulations thereunder or other applicable law; provided, however, that such party shall take all reasonable measures to ensure that Confidential Information of the other party is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, affiliates, agents, subcontractors and employees. The obligations in this section shall not restrict any disclosure by either party pursuant to any applicable law, or by order of any court or government agency or self-regulatory organization of which a party is a member (provided that the disclosing party shall give prompt notice to the non-disclosing party of such order) and shall not apply with respect to information which (1) is developed by the other party without violating the disclosing party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure), (3) is disclosed by the owner of such information to a third party free of any obligation of confidentiality, (4) is already known by such party without an obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements entered into before the effective date between the parties hereto or (5) is rightfully received by a party free of any obligation of confidentiality. If the GLB Act, the regulations promulgated thereunder or other applicable law now or hereafter in effect imposes a higher standard of confidentiality to the Confidential Information, such standard shall prevail over the provisions of this section.

         Each party shall implement those safeguards necessary for the protection of consumers and customer records and information in accordance with the GLB Act, the regulations promulgated thereunder, and any applicable interpretive guidance or other applicable law. In addition, each party shall restrict access to customer information to those persons who need to know such information to discharge the duties and obligations set forth in this Agreement or as otherwise permissible by law or regulation.

         Insurer agrees it shall not make use of any information relating to purchasers of Contracts, including, without limitation, any solicitation of the Purchasers of Contracts to purchase any other product or service, without the prior written consent of Broker/Dealer or Distributor.

                  P. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in a forum mutually agreed to by Distributor, Broker/Dealer and Insurer in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                  Q. Audit of Records. To the extent not otherwise provided herein, a senior officer of each party hereto (the "Requesting Party") or his or her designee shall have the right, upon reasonable notice to any other party hereto (the "Other Party"), during regular business hours, to audit all the records and practices of the Other Party relating to the business contemplated hereunder in order to determine whether such Other Party is complying with the terms of this Agreement, including the payment of commissions and fees, but such audits shall, under normal business circumstances, be conducted no more frequently than once per year. Distributor and Broker-Dealer shall use best efforts to conduct any audit of Insurer's third party administrator in conjunction with Insurer's scheduled audit of such third party administrator. The Requesting Party shall have the right to copy any of such records at its expense. At its option, such audit may be conducted by the Requesting Party's own personnel or by a qualified independent auditor selected by it. The Requesting Party shall use best efforts to conduct each such audit in a manner that avoids any material disruption of the Other Party's business.

                  R. Regulatory Examinations. Insurer, Broker/Dealer and Distributor shall each consult and cooperate fully with the other in connection with any state or federal regulatory examination, including any securities regulatory investigation, or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement. In the case of a written customer complaint, Insurer, Broker/Dealer and Distributor will each consult with the other in connection with investigating such complaint and any response by a party to this Agreement to such complaint will be sent to the other parties to this Agreement for approval not less than two business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile. Without limiting the foregoing, each party shall notify the other parties of any written customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by such party with respect to any other party, or in connection with any Contract marketed under this Agreement or any activity in connection with any such Contract, within five business days of receipt of such complaint or notice.

IN WITNESS WHEREOF, this Agreement has been executed by duly authorized representatives of the parties to this Agreement as of the date set forth above.

"INSURER":

FARMERS NEW WORLD LIFE INSURANCE COMPANY

By:      __________________________________
         ________________________________________
         Printed Name & Title

"DISTRIBUTOR":

WM FUNDS DISTRIBUTOR, INC.

By:      ________________________________________

         ________________________________________
         Printed Name & Title

"BROKER/DEALER":

WM FINANCIAL SERVICES, INC.

By:      ________________________________________

         ________________________________________
         Printed Name & Title

                                                                    Attachment A

Insurance Contracts

1. Farmers Accumulator VUL, a Flexible Premium Variable Life Insurance Policy

                                     ANNEX I

This Annex I appends that certain Selling Agreement dated _____________________ (the "Agreement") between Farmers New World Life Insurance Company, WM Funds Distributor, Inc. and WM Financial Services, Inc. ("Broker/Dealer"). Each of the undersigned is affiliated with Broker/Dealer and represents that it holds the necessary corporate insurance license to act as general agent in connection with the sale of Contracts, as defined in the Agreement, in those states so identified next to its name. By executing this Annex I each of the undersigned agrees to be bound by the terms and conditions of the Agreement as if it were a party thereto.

            COMPANY                 STATE(S)              TAX I.D. NO.
-----------------------------------------------------------------------------------
Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

            COMPANY                 STATE(S)              TAX I.D. NO.
-----------------------------------------------------------------------------------
Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

Signature:
-----------------------------------------------------------------------------------

                                    EXHIBIT 1
                               Commission Schedule
                            Effective _____ __, 2003

This Commission Schedule is hereby incorporated in and made a part of the Selling Agreement dated as of ___________ ___, 2003 ("Agreement") by and between Farmers New World Life Insurance Company ("Insurer"), WM Funds Distributor, Inc. and WM Financial Services, Inc., together with its duly licensed insurance affiliates indicated on Annex I to the Agreement (collectively, "Broker/Dealer").

The following commission rates shall apply to Contracts issued by Insurer. Commissions are paid in respect of the aggregate purchase payments received and accepted by Insurer with complete application information and documentation as required by Insurer or as a subsequent purchase payment under a Contract after the Contract is in force. In addition, if an annual trail commission is applicable, it will be payable in monthly installments. The trail commission installment for each calendar month will be calculated based on contract value as of the end of such month. Trail commissions are not payable on any Contract that has been surrendered or under which a death benefit has been paid.

                          Farmers Accumulator (VUL II)
                                GDC Compensation

-----------------------------------------------------------------
    PRODUCT            YEAR    UP TO TARGET   ABOVE TARGET
-----------------------------------------------------------------
VUL Accumulator           1        80%            3.2%
-----------------------------------------------------------------
VUL Accumulator        2-10         4%              4%
-----------------------------------------------------------------

* GDC% for Year 11+ is 2% for all plans, all premiums

                                    EXHIBIT 2

                         Applicable Laws and Regulations

                           Effective ________________

1.       Securities Act of 1933

2.       Securities Exchange Act of 1934

3.       Investment Company Act of 1940

4.      USA PATRIOT Act

5.      Federal Violent Crime Control and Law Enforcement Act of 1994

6. Economic sanctions programs administered by the U.S. Treasury Department's Office of Foreign Asset Control ("OFAC")